Exhibit (b)(10)

August 21, 2003

AHL Services, Inc.

1000 Wilson Boulevard

Suite 910

Arlington, Virginia 22209

Re:        Credit Facility Fee Letter

Ladies and Gentlemen:

This letter agreement (the “Fee Letter”), is by and among AHL SERVICES, INC., a Georgia corporation, ARGENBRIGHT HOLDINGS LIMITED, a Georgia corporation, ARGENBRIGHT, INC., a Georgia corporation, SERVICEADVANTAGE CORPORATION, a Delaware corporation (collectively, the “Borrowers”), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc. (“Merrill Lynch”) and relates to the financing described in that certain Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Borrowers and Merrill Lynch, in its capacity as agent (in such capacity, “Agent”) and as a Lender. Capitalized terms not defined herein shall have the meaning subscribed to such terms in the Credit Agreement.

This Fee Letter constitutes a Financing Document under the Credit Agreement. The Borrowers agree to pay to Merrill Lynch, individually, the following fee:

(1) on the Closing Date, a non-refundable closing fee of $400,000, which fee shall fully earned, due and payable in cash on the Closing Date.

If the foregoing is in accordance with your understanding, please sign the enclosed copy of this Fee Letter and return it to Merrill Lynch.

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

By:	/s/ Bradley A. Ament
Name:	Bradley A. Ament
Title:	Director

Agreed and Accepted this
21st day of August, 2003.

AHL SERVICES, INC., a Georgia corporation

By:	/s/ A. Clayton Perfall
Name:	A. Clayton Perfall
Title:	President and Chief Executive Officer

ARGENBRIGHT HOLDINGS LIMITED, a Georgia corporation

By:	/s/ A. Clayton Perfall
Name:	A. Clayton Perfall
Title:	President and Chief Executive Officer

ARGENBRIGHT, INC., a Georgia corporation

By:	/s/ A. Clayton Perfall
Name:	A. Clayton Perfall
Title:	President

SERVICEADVANTAGE CORPORATION, a Delaware corporation

By:	/s/ A. Clayton Perfall
Name:	A. Clayton Perfall
Title:	President and Chief Executive Officer